UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 22, 2013

CAPITALSOURCE INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31753 (Commission File Number)	35-2206895 (IRS Employer Identification Number)

633 West 5th Street, 33rd Floor, Los Angeles, CA (Address of principal executive offices)	90071 (Zip Code)

Registrant’s telephone number, including area code:  (213) 443-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☒               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                            Entry into Material Definitive Agreement

The disclosure contained in Item 3.03 below under the heading “Tax Benefit Preservation Plan” is incorporated herein by reference.

Item 3.03.                            Material Modification to Rights of Security Holders

Tax Benefit Preservation Plan

On July 22, 2013, the Board of Directors (the “Board”) of CapitalSource Inc. (the “Company”) adopted a Tax Benefit Preservation Plan (the “Plan”) with American Stock Transfer & Trust Company, LLC as Rights Agent, designed to preserve its net operating losses.  The Board adopted the Plan to protect shareholder value by attempting to protect against a possible limitation on the Company’s ability to use net operating losses (the “Tax Attributes”) under the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated by the Internal Revenue Service.

To the extent that the Tax Attributes do not otherwise become limited, the Company believes that it will be able to use the Tax Attributes to reduce its tax liability, and therefore these Tax Attributes could be a substantial asset to the Company.  If, however, the Company experiences an “ownership change,” as defined in Section 382 of the Code, the Company’s ability to use the Tax Attributes will be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, which could therefore significantly impair the value of the Tax Attributes.  In general, an ownership change would occur if the Company’s “5-percent shareholders,” as defined under Section 382 of the Code, collectively increase their ownership in the Company by more than 50 percentage points over a rolling three-year period.  Five-percent shareholders do not generally include certain institutional holders, such as mutual fund companies, that hold Company stock on behalf of several individual mutual funds where no single fund owns 5 percent or more of the Company’s stock.

Under the Plan, from and after the record date of August 5, 2013, each share of the Company’s common stock will carry with it one preferred share purchase right (a “Right”), until the Distribution Date (as defined below) or earlier expiration of the Rights, as described below.  In general, the Rights will work to impose a significant penalty upon any person or group which acquires 4.9% or more of the Company’s outstanding common stock after July 22, 2013, without the approval of the Board.  Stockholders who own 4.9% or more of the outstanding common stock as of July 22, 2013, will not trigger the Rights so long as they do not (i) acquire additional shares of common stock or (ii) fall under 4.9% ownership of common stock and then reacquire shares that in the aggregate equal 4.9% or more of the common stock.  The Board may, in its sole discretion, exempt any person or group for purposes of the Plan if it determines the acquisition by such person or group will not jeopardize tax benefits or is otherwise in the Company’s best interests.  The Plan provides that the execution and performance of the Agreement and Plan of Merger, dated as of July 22, 2013, by and between PacWest Bancorp (“PacWest”) and the Company (the “Merger Agreement”), described under Item 8.01 below, and of certain other related agreements that were entered into in connection with the Merger Agreement, will not trigger the Rights.

The Rights.  From the record date of August 5, 2013, until the Distribution Date or earlier expiration of the Rights, the Rights will trade with, and will be inseparable from, the common stock.  New Rights will also accompany any new shares of common stock that we issue after August 5, 2013, until the Distribution Date or earlier expiration of the Rights.

Purchase Price.  Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (“Preferred Stock”) for $40.00, subject to adjustment (the “Purchase Price”), once the Rights become exercisable.  This portion of a share of Preferred Stock will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock.  Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until 10 days after the public announcement by the Company that a person or group has become an “Acquiring Person” by obtaining beneficial ownership, after July 22, 2013, of 4.9% or more of the outstanding common stock (or if already the beneficial owner of at least 4.9% of the outstanding common stock, by acquiring additional shares of common stock), unless exempted by the Board.

The date on which the Rights become exercisable is referred to as the “Distribution Date.”  Until that date or earlier expiration of the Rights, the common stock certificates and book entry shares of our common stock will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights.  After that date, the Rights will separate from the common stock, and be evidenced by Right certificates mailed to all eligible holders of common stock.  Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.  If a person or group becomes an Acquiring Person, beginning on the Distribution Date all holders of Rights except the Acquiring Person or an Affiliate of the Acquiring Person (as defined in the Plan) or certain transferees thereof may, for payment of the Purchase Price, purchase shares of common stock with a market value of twice the Purchase Price, based on the market price of the common stock as of the acquisition that resulted in such person or group becoming an Acquiring Person.

Exchange.  After the Distribution Date, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person or an Affiliate of the Acquiring Person and certain transferees thereof.

Preferred Stock Provisions. Each one one-hundredth of a share of Preferred Stock, if issued:

•                  will not be redeemable.

•                  will entitle holders to dividends equal to the dividends, if any, paid on one share of common stock.

•                  will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•                  will have the same voting power as one share of common stock.

•                  will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of our common stock are exchanged via merger, consolidation, or a similar transaction.

The value of one one-hundredth interest in a share of Preferred Stock is expected to approximate the value of one share of common stock.

Expiration.  The Rights will expire on the earliest of (i) the close of business on July 31, 2014, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the time at which the Board determines that the Plan is no longer necessary for the preservation of tax benefits due to the repeal of Section 382 or any successor statute, or any other change, (v) the time at which the Board determines that the Plan and the Rights are no longer necessary for the preservation or existence of income tax benefits or are no longer in the best interests of the Company and its stockholders or (vi) immediately prior to the consummation of the merger between the Company and PacWest contemplated by the Merger Agreement.

Redemption.  The Board may redeem the Rights for $0.001 per Right at any time.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right.  The redemption price will be adjusted if the Company has a stock split or stock dividends of common stock.

Anti-Dilution Provisions.  The Board may adjust the Purchase Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Stock or common stock.

Amendments.  The terms of the Plan may be amended by the Board without the consent of the holders of the Rights.

The description of the Plan set forth above is a summary and does not purport to be a complete description of all of the terms of the Plan, and is qualified in its entirety by reference to the Plan attached hereto as Exhibit 4.1 and the Certificate of Designations of Series A Junior Participating Preferred Stock attached hereto as Exhibit 3.1, which are incorporated herein by reference.

Item 8.01.                            Other Events

On July 22, 2013, PacWest and the Company announced that they had entered into a definitive agreement, dated as of July 22, 2013, pursuant to which PacWest and the Company will merge.  A copy of the press release containing such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  In addition, the Company will be providing supplemental information regarding the proposed transaction in connection with a presentation to analysts and investors.  The slides to be used in connection with this analyst and investor presentation are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Item 9.01.                            Financial Statements and Exhibits

(d)                                      Exhibits.  The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of CapitalSource Inc.
4.1	Tax Benefit Preservation Plan, dated as of July 22, 2013, between CapitalSource Inc. and American Stock Transfer & Trust Company, LLC
99.1	Joint Press Release of PacWest Bancorp and CapitalSource Inc., dated July 22, 2013
99.2	Investor Presentation, dated July 22, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2013

CAPITALSOURCE INC.

By:	/s/ Kori Ogrosky
Name: Kori Ogrosky
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of CapitalSource Inc.
4.1	Tax Benefit Preservation Plan, dated as of July 22, 2013, between CapitalSource Inc. and American Stock Transfer & Trust Company, LLC
99.1	Joint Press Release of PacWest Bancorp and CapitalSource Inc., dated July 22, 2013
99.2	Investor Presentation, dated July 22, 2013